Exhibit 99.3
detach here if you are returning your proxy card by mail
PROXY
PLANETOUT INC.
Special Meeting of Stockholders
                          , 2009,      :00 a.m. (P.T.)
This Proxy is Solicited on Behalf of our Board of Directors of PlanetOut Inc.
     The undersigned stockholder of PlanetOut Inc., a Delaware corporation (the “Company”), revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be Held on                           , 2009, and the joint Proxy Statement of the Company and Prospectus of Here Media Inc., and appoints Karen Magee and Daniel E. Steimle, the Proxies of the undersigned, with full power of substitution, to vote all shares of common stock of the Company that the undersigned in entitled to vote, either on his or her own behalf on or behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at 1355 Sansome Street, San Francisco, California 94111 on                     day,                           , 2009 at      :00 a.m. local time
(the “Special Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.
     Our Board of Directors recommends a vote FOR the listed proposals. This Proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this Proxy will be voted FOR the listed proposals.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

PLANETOUT INC.
c/o WELLS FARGO BANK, N.A.
161 NORTH CONCORD EXCHANGE
SOUTH ST. PAUL, MN 55075
Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to
www.eproxyvote.com/lgbt
OR

Vote-by-Telephone

Call toll-free
1-800-560-1965

If you vote over the Internet or by telephone, please do not mail your card.
detach here if you are returning your proxy card by mail
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1.
Adoption of the Agreement and Plan of Merger, dated as of January 8, 2009, by and among PlanetOut Inc., Here Media Inc., HMI Merger Sub, and the HMI Owners and the HMI Entities signatory thereto and approval of the merger of HMI Merger Sub with and into PlanetOut with PlanetOut surviving and becoming a wholly-owned subsidiary of Here Media Inc., a newly formed holding company.
		For ☐	Against ☐	Abstain ☐

2.	Adjournment of the meeting to a later date, if necessary.	For	Against	Abstain

		☐	☐	☐
MARK HERE FOR ADDRESS CHANGE AND VOTE ABOVE ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please date and sign exactly as your name or names appear herein. For joint accounts, each owner should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature:	Date: